Integrys Energy Group, Inc.

Third Quarter 2014 Earnings

Released November 5, 2014

Contents

Pages
News Release	1-4
Condensed Consolidated Statements of Income	5
Condensed Consolidated Statements of Comprehensive Income	6
Condensed Consolidated Balance Sheets	7
Condensed Consolidated Statements of Cash Flows	8
Diluted Earnings Per Share – Adjusted and Weather Impacts	9
Non-GAAP Financial Information Reported by Segment	10-13
Key Variances in Non-GAAP Adjusted Earnings – By Segment	14-15
Diluted Earnings Per Share Guidance Information	16
Diluted EPS – Adjusted Guidance Comparison	17
Diluted EPS – Adjusted Guidance Comparison – By Segment	18
Supplemental Quarterly Financial Highlights	19-22

NEWS RELEASE

For Immediate Release
November 5, 2014

	Contact:	Steven P. Eschbach, CFA
Vice President – Investor Relations
Integrys Energy Group, Inc.
(312) 228-5408

Integrys Energy Group, Inc. Reports Improved Third Quarter 2014 Earnings

2014 Adjusted Guidance Range Changed to Reflect Sale of Integrys Energy Services, Inc.'s Retail Energy Business

Chicago – November 5, 2014 – Integrys Energy Group, Inc. (NYSE: TEG) recognized earnings on a Generally Accepted Accounting Principles (GAAP) basis and an adjusted basis as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
GAAP earnings (millions)	$83.3	$38.1	$242.9	$220.2
GAAP diluted earnings per share	$1.02	$0.47	$3.01	$2.76
Adjusted earnings (millions) *	$29.2	$27.8	$185.4	$203.4
Diluted earnings per share – adjusted *	$0.35	$0.34	$2.30	$2.55

Adjusted earnings exclude the effects of certain items that are not comparable from one period to the next.

THIRD QUARTER RESULTS

Third quarter 2014 GAAP earnings more than doubled from the same quarter in 2013, driven by a pre-tax gain of approximately $86 million on the sale of Upper Peninsula Power Company. The sale closed at the end of August 2014.

Adjusted earnings increased $1.4 million from the third quarter of 2013 to the third quarter of 2014. Higher earnings at the electric utility segment and Integrys Energy Services contributed to the increase.

An electric rate increase at Wisconsin Public Service Corporation was the main driver of the increase in adjusted earnings for the electric utility segment. In addition, employee benefit costs decreased due to higher discount rates, the remeasurement of certain postretirement medical plans, and additional pension funding.

__________________________
* This news release includes non-GAAP financial measures. Schedules that provide details on these measures and reconcile these measures to the most comparable GAAP figures are included with this news release.

Media Hotline: 800-977-2250 - NYSE: TEG
200 East Randolph Drive
Chicago, IL 60601
www.integrysgroup.com

Integrys Energy Group, Inc.
Third Quarter 2014 Earnings News Release
November 5, 2014

Although sales volumes were up for most of the natural gas utilities, higher operating expenses for this segment led to a decrease in adjusted earnings for the quarter. The increase in operating expenses was driven by higher repairs and maintenance expense for The Peoples Gas Light and Coke Company due to higher costs to meet new compliance requirements, including the impact on the cost to repair leaks. A decrease in employee benefit costs partially offset the impact of higher operating expenses.

Adjusted earnings at Integrys Energy Services were up primarily due to increased margins from its retail electric energy business. This business was sold on November 1, 2014.

EARNINGS FORECAST

Integrys Energy Group’s guidance range for 2014 diluted earnings per share on a GAAP basis is $3.52 to $3.62. This guidance assumes normal weather conditions for the rest of the year.

The company's revised guidance range for 2014 diluted earnings per share – adjusted is $3.00 to $3.10. This is reduced from the previous range for diluted earnings per share – adjusted of $3.33 to $3.47, which was presented in the company's second quarter 2014 earnings conference call in August 2014. The primary drivers of the reduction in the range were as follows:

•
Following the sale of Integrys Energy Services' retail energy business, the results of operations of this business will be part of discontinued operations. Therefore, the full year 2014 adjusted earnings from Integrys Energy Services' retail energy business of $0.23 per share are no longer included in adjusted guidance. The previous adjusted guidance for this segment of $0.19 per share included $0.03 earnings per share for the renewable generation business and approximately $0.07 per share of costs from Integrys Business Support, LLC that had been allocated and were anticipated to be allocated for the rest of the year to Integrys Energy Services' retail energy business. The results for the renewable generation business and the costs from Integrys Business Support will be part of the Holding Company and Other segment.

◦	The allocated costs mentioned above will either be eliminated over the next year or recovered in future rate cases.

◦
The lost earnings from Integrys Energy Services' retail energy business will be replaced with utility earnings over the next couple of years as the proceeds from the sale are invested in rate base projects, such as the accelerated main replacement program at Peoples Gas and the ReAct project at Wisconsin Public Service's Weston 3 unit, while equity issuance to fund this rate base growth is avoided, on a standalone basis. As a result, the sale of Integrys Energy Services will be accretive to earnings per share once the proceeds are fully invested, again on a standalone basis.

•	Lower electric sales volumes due to the mild summer weather reduced electric utility segment earnings by approximately $0.04 per share.

•	Increased distribution expenses for the natural gas utility segment, offset by other cost savings, also reduced earnings from continuing operations.

SUPPLEMENTAL DATA PACKAGE

A supplemental data package has been posted on Integrys Energy Group’s website. It includes this news release, as well as financial statements, non-GAAP financial information, guidance information for diluted earnings per share, and quarterly financial information by reportable segment.

Integrys Energy Group, Inc.
Third Quarter 2014 Earnings News Release
November 5, 2014

FORWARD-LOOKING STATEMENTS

Financial results in this news release are unaudited. In this news release, Integrys Energy Group makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. These statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future results and conditions. Although Integrys Energy Group believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that such statements will prove correct.

Forward-looking statements involve a number of risks and uncertainties. Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements include those described in Item 1A of Integrys Energy Group’s Annual Report on Form 10-K for the year ended December 31, 2013, as may be amended or supplemented in Part II, Item 1A of subsequently filed Quarterly Reports on Form 10-Q, and those identified below.

•
The timing and resolution of rate cases and related negotiations, including recovery of deferred and current costs and the ability to earn a reasonable return on investment, and other regulatory decisions impacting the regulated businesses;

•
Federal and state legislative and regulatory changes, including deregulation and restructuring of the electric and natural gas utility industries, financial reform, health care reform, energy efficiency mandates, reliability standards, pipeline integrity and safety standards, and changes in tax and other laws and regulations to which Integrys Energy Group and its subsidiaries are subject;

•
The possibility that the proposed merger with Wisconsin Energy Corporation does not close (including, but not limited to, due to the failure to satisfy the closing conditions), disruption from the proposed merger making it more difficult to maintain Integrys Energy Group's business and operational relationships, and the risk that unexpected costs will be incurred during this process;

•	The risk of terrorism or cyber security attacks, including the associated costs to protect assets and respond to such events;

•	The risk of failure to maintain the security of personally identifiable information, including the associated costs to notify affected persons and to mitigate their information security concerns;

•
Federal and state legislative and regulatory changes relating to the environment, including climate change and other environmental regulations impacting generation facilities and renewable energy standards;

•	Costs and effects of litigation and administrative proceedings, settlements, investigations, and claims;

•	The ability to retain market-based rate authority;

•	The effects, extent, and timing of competition or additional regulation in the markets in which Integrys Energy Group’s subsidiaries operate;

•
Changes in credit ratings and interest rates caused by volatility in the financial markets and actions of rating agencies and their impact on Integrys Energy Group's and its subsidiaries' liquidity and financing efforts;

•
The risk of financial loss, including increases in bad debt expense, associated with the inability of Integrys Energy Group’s and its subsidiaries’ counterparties, affiliates, and customers to meet their obligations;

•
The effects of political developments, as well as changes in economic conditions and the related impact on customer energy use, customer growth, and the ability to adequately forecast energy use for Integrys Energy Group’s customers;

•	The ability to use tax credit and loss carryforwards;

•	The investment performance of employee benefit plan assets and related actuarial assumptions, which impact future funding requirements;

•	The risk associated with the value of goodwill or other intangible assets and their possible impairment;

•	The timely completion of capital projects within estimates, as well as the recovery of those costs through established mechanisms;

Integrys Energy Group, Inc.
Third Quarter 2014 Earnings News Release
November 5, 2014

•
Potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed timely or within budgets (such as the proposed merger with Wisconsin Energy);

•
The risks associated with changing commodity prices, particularly natural gas and electricity, and the available sources of fuel, natural gas, and purchased power, including their impact on margins, working capital, and liquidity requirements;

•	Changes in technology, particularly with respect to new, developing, or alternative sources of generation;

•	Unusual weather and other natural phenomena, including related economic, operational, and/or other ancillary effects of any such events;

•	The impact of unplanned facility outages;

•	The financial performance of American Transmission Company and its corresponding contribution to Integrys Energy Group’s earnings;

•	The timing and outcome of any audits, disputes, and other proceedings related to taxes;

•	The effectiveness of risk management strategies, the use of financial and derivative instruments, and the related recovery of these costs from customers in rates;

•	The effect of accounting pronouncements issued periodically by standard-setting bodies; and

•	Other factors discussed in reports Integrys Energy Group files with the United States Securities and Exchange Commission.

Except to the extent required by the federal securities laws, Integrys Energy Group undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Integrys Energy Group, Inc.
Integrys Energy Group is a diversified energy holding company with regulated natural gas and electric utility operations (serving customers in Illinois, Michigan, Minnesota, and Wisconsin), an approximate 34% equity ownership interest in American Transmission Company (a federally regulated electric transmission company operating primarily in Wisconsin, Michigan, Minnesota, and Illinois), and nonregulated energy operations.
More information is available at www.integrysgroup.com.

Connect With Us:
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– Unaudited Financial Statements to Follow –

INTEGRYS ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(Millions, except per share data)	2014	2013	2014	2013
Utility revenues	$625.1	$606.9	$3,047.9	$2,425.1
Nonregulated revenues	562.8	522.8	2,497.5	1,498.8
Total revenues	1,187.9	1,129.7	5,545.4	3,923.9

Utility cost of fuel, natural gas, and purchased power	228.6	222.8	1,571.8	1,083.9
Nonregulated cost of sales	510.0	475.3	2,334.0	1,360.0
Operating and maintenance expense	289.8	282.3	988.7	866.1
Depreciation and amortization expense	73.3	69.6	217.5	196.0
Taxes other than income taxes	26.3	24.4	79.9	76.4
Merger transaction costs	2.5	—	8.4	—
Goodwill impairment loss	—	—	6.7	—
Transaction costs related to sale of Integrys Energy Services' retail energy business	0.9	—	1.7	—
Gain on sale of Upper Peninsula Power Company, net of transaction costs	(86.3)	—	(85.4)	—
Gain on abandonment of Integrys Energy Services' Winnebago Energy Center	(4.1)	—	(4.1)	—
Operating income	146.9	55.3	426.2	341.5

Earnings from equity method investments	24.5	23.1	71.3	68.2
Miscellaneous income	6.4	12.1	17.4	23.3
Interest expense	38.1	33.1	115.9	91.0
Other income (expense)	(7.2)	2.1	(27.2)	0.5

Income before taxes	139.7	57.4	399.0	342.0
Provision for income taxes	56.8	18.0	154.8	124.3
Net income from continuing operations	82.9	39.4	244.2	217.7

Discontinued operations, net of tax	1.1	(0.6)	0.9	4.7
Net income	84.0	38.8	245.1	222.4

Preferred stock dividends of subsidiary	(0.7)	(0.7)	(2.3)	(2.3)
Noncontrolling interest in subsidiaries	—	—	0.1	0.1
Net income attributed to common shareholders	$83.3	$38.1	$242.9	$220.2

Average shares of common stock
Basic	80.2	79.8	80.2	79.3
Diluted	81.1	80.2	80.6	79.9

Earnings per common share (basic)
Net income from continuing operations	$1.03	$0.49	$3.02	$2.72
Discontinued operations, net of tax	0.01	(0.01)	0.01	0.06
Earnings per common share (basic)	$1.04	$0.48	$3.03	$2.78

Earnings per common share (diluted)
Net income from continuing operations	$1.01	$0.48	$3.00	$2.70
Discontinued operations, net of tax	0.01	(0.01)	0.01	0.06
Earnings per common share (diluted)	$1.02	$0.47	$3.01	$2.76

Dividends per common share declared	$0.68	$0.68	$2.04	$2.04

INTEGRYS ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(Millions)	2014	2013	2014	2013
Net income	$84.0	$38.8	$245.1	$222.4

Other comprehensive income, net of tax:
Cash flow hedges
Unrealized net gains arising during period, net of tax of an insignificant amount for all periods presented	—	—	—	0.7
Reclassification of net losses (gains) to net income, net of tax of $0.2 million, $0.2 million, $1.1 million, and $1.7 million, respectively	0.1	0.3	(0.3)	2.7
Cash flow hedges, net	0.1	0.3	(0.3)	3.4

Defined benefit plans
Pension and other postretirement benefit costs arising during period, net of tax of an insignificant amount for all periods presented	—	—	(0.1)	—
Amortization of pension and other postretirement benefit costs included in net periodic benefit cost, net of tax of $0.2 million, $0.4 million, $0.7 million, and $1.2 million, respectively	0.4	0.6	1.2	1.8
Defined benefit plans, net	0.4	0.6	1.1	1.8

Other comprehensive income, net of tax	0.5	0.9	0.8	5.2

Comprehensive income	84.5	39.7	245.9	227.6

Preferred stock dividends of subsidiary	(0.7)	(0.7)	(2.3)	(2.3)
Noncontrolling interest in subsidiaries	—	—	0.1	0.1
Comprehensive income attributed to common shareholders	$83.8	$39.0	$243.7	$225.4

INTEGRYS ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)	September 30	December 31
(Millions, except share and per share data)	2014	2013
Assets
Cash and cash equivalents	$16.1	$22.3
Accounts receivable and accrued unbilled revenues, net of reserves of $65.5 and $49.4, respectively	756.5	1,037.0
Inventories	407.4	253.1
Assets from risk management activities	242.4	239.5
Regulatory assets	104.3	127.4
Assets held for sale	10.4	277.9
Deferred income taxes	76.1	31.4
Prepaid taxes	60.7	146.9
Other current assets	83.1	87.4
Current assets	1,757.0	2,222.9

Property, plant, and equipment, net of accumulated depreciation of $3,363.8 and $3,236.6, respectively	6,661.4	6,211.4
Regulatory assets	1,316.1	1,361.4
Assets from risk management activities	98.5	75.4
Equity method investments	568.9	540.9
Goodwill	655.4	662.1
Other long-term assets	327.6	169.4
Total assets	$11,384.9	$11,243.5

Liabilities and Equity
Short-term debt	$392.5	$326.0
Current portion of long-term debt	—	100.0
Accounts payable	622.4	604.8
Liabilities from risk management activities	165.7	163.8
Accrued taxes	72.6	80.9
Regulatory liabilities	130.7	101.1
Liabilities held for sale	—	49.1
Other current liabilities	245.4	228.8
Current liabilities	1,629.3	1,654.5

Long-term debt	2,956.3	2,956.2
Deferred income taxes	1,494.1	1,390.3
Deferred investment tax credits	60.4	57.6
Regulatory liabilities	439.5	383.7
Environmental remediation liabilities	558.1	600.0
Pension and other postretirement benefit obligations	121.0	200.8
Liabilities from risk management activities	70.2	62.8
Asset retirement obligations	509.6	491.0
Other long-term liabilities	151.4	133.2
Long-term liabilities	6,360.6	6,275.6

Commitments and contingencies

Common stock – $1 par value; 200,000,000 shares authorized; 79,963,091 shares issued; 79,534,171 shares outstanding	80.0	79.9
Additional paid-in capital	2,660.7	2,660.5
Retained earnings	646.5	567.1
Accumulated other comprehensive loss	(22.4)	(23.2)
Shares in deferred compensation trust	(20.9)	(23.0)
Total common shareholders’ equity	3,343.9	3,261.3

Preferred stock of subsidiary – $100 par value; 1,000,000 shares authorized; 511,882 shares issued; 510,495 shares outstanding	51.1	51.1
Noncontrolling interest in subsidiaries	—	1.0
Total liabilities and equity	$11,384.9	$11,243.5

INTEGRYS ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(Millions)	2014	2013
Operating Activities
Net income	$245.1	$222.4
Adjustments to reconcile net income to net cash provided by operating activities
Goodwill impairment loss	6.7	—
Depreciation and amortization expense	217.5	196.0
Recoveries and refunds of regulatory assets and liabilities	46.5	35.2
Net unrealized gains on energy contracts	(27.9)	(17.3)
Bad debt expense	39.6	22.2
Pension and other postretirement expense	15.8	47.4
Pension and other postretirement contributions	(95.4)	(65.0)
Deferred income taxes and investment tax credits	53.5	131.7
Gain on sale of Upper Peninsula Power	(86.5)	—
Equity income, net of dividends	(15.4)	(14.1)
Termination of tolling agreement with Fox Energy Company LLC	—	(50.0)
Other	17.5	25.5
Changes in working capital
Accounts receivable and accrued unbilled revenues	257.9	80.6
Inventories	(158.5)	(70.1)
Other current assets	60.1	(31.4)
Accounts payable	(28.0)	21.7
Other current liabilities	69.4	(22.6)
Net cash provided by operating activities	617.9	512.2

Investing Activities
Capital expenditures	(590.9)	(474.7)
Proceeds from sale of Upper Peninsula Power	332.2	—
Capital contributions to equity method investments	(14.6)	(10.2)
Rabbi trust funding related to potential change in control	(113.0)	—
Acquisition of Fox Energy Company LLC	—	(391.6)
Acquisitions at Integrys Energy Services	—	(12.4)
Grant received related to Crane Creek wind project	—	69.0
Other	(2.4)	0.1
Net cash used for investing activities	(388.7)	(819.8)

Financing Activities
Short-term debt, net	66.5	(294.4)
Borrowing on term credit facility	—	200.0
Issuance of long-term debt	—	724.0
Repayment of long-term debt	(100.0)	(187.0)
Proceeds from stock option exercises	20.0	38.5
Shares purchased for stock-based compensation	(45.1)	(2.0)
Payment of dividends
Preferred stock of subsidiary	(2.3)	(2.3)
Common stock	(162.3)	(151.6)
Other	(12.2)	(18.9)
Net cash (used for) provided by financing activities	(235.4)	306.3

Net change in cash and cash equivalents	(6.2)	(1.3)
Cash and cash equivalents at beginning of period	22.3	27.4
Cash and cash equivalents at end of period	$16.1	$26.1

Integrys Energy Group, Inc.

Diluted Earnings Per Share – Adjusted
and Weather Impacts

Diluted Earnings Per Share Information (Non-GAAP Information)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP). In addition, we disclose and discuss diluted earnings per share (EPS) – adjusted and adjusted earnings (loss), which are non-GAAP measures. Management uses these measures in its internal performance reporting and for reports to the Board of Directors. We disclose these measures in our quarterly earnings releases and during investor conferences and related events. Management believes that diluted EPS – adjusted and adjusted earnings (loss) are useful measures for providing investors with additional insight into our operating performance. These measures allow investors to better compare our financial results from period to period, as they eliminate the effects of certain items that are not comparable. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in conformance with GAAP. Tax impacts are calculated using the applicable combined federal and state statutory rate modified for any attributable permanent tax effect and/or tax credit.

	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
Diluted EPS	$1.02	$0.47	$3.01	$2.76

Special Items (net of taxes):

Net noncash gains related to derivative and inventory accounting activities	(0.02)	(0.14)	(0.21)	(0.15)

Gain on sale of Upper Peninsula Power Company, net of transaction costs	(0.64)	—	(0.64)	—

Gain on abandonment of Integrys Energy Services' Winnebago Energy Center	(0.03)	—	(0.03)	—

Discontinued operations	(0.01)	0.01	(0.01)	(0.06)

Merger transaction costs	0.03	—	0.09	—

Goodwill impairment loss	—	—	0.08	—

Transaction costs related to pending sale of Integrys Energy Services' retail energy business	—	—	0.01	—

Diluted EPS – adjusted	$0.35	$0.34	$2.30	$2.55

Average Shares of Common Stock – Diluted (in millions)	81.1	80.2	80.6	79.9

Weather Impacts (Compared to Normal, Net of Decoupling)

	Three Months Ended September 30		Nine Months Ended September 30
Dollar Impacts, net of taxes (Millions)	2014	2013	2014	2013
Natural Gas Utility Segment	$0.1	$—	$8.3	$0.7
Electric Utility Segment	(3.3)	—	1.9	—
Integrys Energy Services – Core	—	(0.6)	(2.8)	(2.2)
Reversal of the full calendar year 2012 reserves related to decoupling mechanisms at Peoples Gas and North Shore Gas	—	—	—	9.9
Total	$(3.2)	$(0.6)	$7.4	$8.4

	Three Months Ended September 30		Nine Months Ended September 30
Diluted EPS Impacts, net of taxes	2014	2013	2014	2013
Natural Gas Utility Segment	$—	$—	$0.10	$0.01
Electric Utility Segment	(0.04)	—	0.02	—
Integrys Energy Services – Core	—	(0.01)	(0.03)	(0.02)
Reversal of the full calendar year 2012 reserves related to decoupling mechanisms at Peoples Gas and North Shore Gas	—	—	—	0.12
Total	$(0.04)	$(0.01)	$0.09	$0.11

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Net income (loss) attributed to common shareholders is adjusted by reportable segment for the financial impact of special items for the three months ended September 30, 2014 and 2013.

September 30, 2014	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
(Millions)				Core	Other
Net income (loss) attributed to common shareholders	$(29.6)	$96.5	$14.2	$7.1	$5.1	$(10.0)	$83.3

Special Items (net of taxes)
Net noncash losses (gains) related to derivative and inventory accounting activities	0.3	—	—	—	(2.0)	—	(1.7)
Gain on sale of Upper Peninsula Power, net of transaction costs	—	(51.7)	—	—	—	—	(51.7)
Gain on abandonment of Integrys Energy Services' Winnebago Energy Center	—	—	—	—	(2.5)	—	(2.5)
Discontinued operations	—	—	—	—	(1.1)	—	(1.1)
Merger transaction costs	—	—	—	—	—	2.4	2.4
Transaction costs related to pending sale of Integrys Energy Services' retail energy business	—	—	—	—	0.5	—	0.5
Adjusted earnings (loss)	$(29.3)	$44.8	$14.2	$7.1	$—	$(7.6)	$29.2

September 30, 2013	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
(Millions)				Core	Other
Net income (loss) attributed to common shareholders	$(19.6)	$40.3	$13.7	$1.3	$10.4	$(8.0)	$38.1

Special Items (net of taxes)
Net noncash losses (gains) related to derivative and inventory accounting activities	0.1	—	—	—	(11.0)	—	(10.9)
Discontinued operations	—	—	—	—	0.6	—	0.6
Adjusted earnings (loss)	$(19.5)	$40.3	$13.7	$1.3	$—	$(8.0)	$27.8

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Diluted earnings per share is adjusted by reportable segment for the financial impact of special items on diluted earnings per share for the three months ended September 30, 2014 and 2013.

September 30, 2014	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
				Core	Other
Diluted EPS	$(0.37)	$1.19	$0.17	$0.09	$0.06	$(0.12)	$1.02

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities	—	—	—	—	(0.02)	—	(0.02)
Gain on sale of Upper Peninsula Power, net of transaction costs	—	(0.64)	—	—	—	—	(0.64)
Gain on abandonment of Integrys Energy Services' Winnebago Energy Center	—	—	—	—	(0.03)	—	(0.03)
Discontinued operations	—	—	—	—	(0.01)	—	(0.01)
Merger transaction costs	—	—	—	—	—	0.03	0.03
Transaction costs related to pending sale of Integrys Energy Services' retail energy business	—	—	—	—	—	—	—
Diluted EPS – adjusted	$(0.37)	$0.55	$0.17	$0.09	$—	$(0.09)	$0.35

September 30, 2013	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
				Core	Other
Diluted EPS	$(0.25)	$0.50	$0.17	$0.02	$0.13	$(0.10)	$0.47

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities	—	—	—	—	(0.14)	—	(0.14)
Discontinued operations	—	—	—	—	0.01	—	0.01
Diluted EPS – adjusted	$(0.25)	$0.50	$0.17	$0.02	$—	$(0.10)	$0.34

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Net income (loss) attributed to common shareholders is adjusted by reportable segment for the financial impact of special items for the nine months ended September 30, 2014 and 2013.

September 30, 2014	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
(Millions)				Core	Other
Net income (loss) attributed to common shareholders	$58.9	$144.2	$41.7	$7.9	$13.0	$(22.8)	$242.9

Special Items (net of taxes)
Net noncash losses (gains) related to derivative and inventory accounting activities	0.2	—	—	—	(17.3)	—	(17.1)
Gain on sale of Upper Peninsula Power, net of transaction costs	—	(51.2)	—	—	—	—	(51.2)
Gain on abandonment of Integrys Energy Services' Winnebago Energy Center	—	—	—	—	(2.5)	—	(2.5)
Discontinued operations	—	—	—	—	(0.9)	—	(0.9)
Merger transaction costs	—	—	—	—	—	6.5	6.5
Goodwill impairment loss	—	—	—	—	6.7	—	6.7
Transaction costs related to pending sale of Integrys Energy Services' retail energy business	—	—	—	—	1.0	—	1.0
Adjusted earnings (loss)	$59.1	$93.0	$41.7	$7.9	$—	$(16.3)	$185.4

September 30, 2013	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
(Millions)				Core	Other
Net income (loss) attributed to common shareholders	$71.6	$92.6	$40.7	$10.2	$11.1	$(6.0)	$220.2

Special Items (net of taxes)
Net noncash losses (gains) related to derivative and inventory accounting activities	0.2	—	—	—	(12.3)	—	(12.1)
Discontinued operations	—	—	—	—	1.2	(5.9)	(4.7)
Adjusted earnings (loss)	$71.8	$92.6	$40.7	$10.2	$—	$(11.9)	$203.4

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Diluted earnings per share is adjusted by reportable segment for the financial impact of special items on diluted earnings per share for the nine months ended September 30, 2014 and 2013.

September 30, 2014	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
				Core	Other
Diluted EPS	$0.73	$1.79	$0.52	$0.10	$0.16	$(0.29)	$3.01

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities	—	—	—	—	(0.21)	—	(0.21)
Gain on sale of Upper Peninsula Power, net of transaction costs	—	(0.64)	—	—	—	—	(0.64)
Gain on abandonment of Integrys Energy Services's Winnebago Energy Center	—	—	—	—	(0.03)	—	(0.03)
Discontinued operations	—	—	—	—	(0.01)	—	(0.01)
Merger transaction costs	—	—	—	—	—	0.09	0.09
Goodwill impairment loss	—	—	—	—	0.08	—	0.08
Transaction costs related to pending sale of Integrys Energy Services' retail energy business	—	—	—	—	0.01	—	0.01
Diluted EPS – adjusted	$0.73	$1.15	$0.52	$0.10	$—	$(0.20)	$2.30

September 30, 2013	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Integrys Energy Services		Holding Company and Other	Integrys Energy Group Consolidated
				Core	Other
Diluted EPS	$0.90	$1.16	$0.51	$0.13	$0.14	$(0.08)	$2.76

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities	—	—	—	—	(0.15)	—	(0.15)
Discontinued operations	—	—	—	—	0.01	(0.07)	(0.06)
Diluted EPS – adjusted	$0.90	$1.16	$0.51	$0.13	$—	$(0.15)	$2.55

Integrys Energy Group, Inc.
Key Variances in Non-GAAP Adjusted Earnings - By Segment (in Millions)
Three Months Ended September 30, 2014

Reporting Segment	Third Quarter 2013 Adjusted Earnings / Loss	Weather, Net of Decoupling	Utility Rate Impacts / Other Nonregulated Margins	Operating Expense Impacts		Tax Impacts / Other (1)	Third Quarter 2014 Adjusted Earnings / Loss
Natural Gas Utility	$(19.5)	$0.2	$0.5	$(11.5)	(2)	$1.0	$(29.3)
Electric Utility	40.3	(3.8)	6.4	4.1	(3)	(2.2)	44.8
Electric Transmission Investment	13.7	—	—	—		0.2	14.2
Integrys Energy Services	1.3	0.6	9.6	(0.3)		(4.1)	7.1
Holding Company and Other	(8.0)	—	1.1	(0.1)		(5.1)	(7.6)
Total	$27.8	$(3.0)	$17.6	$(7.8)		$(10.2)	$29.2

Note: All amounts are shown net of tax. Certain variances have been adjusted to exclude amounts that have no impact on net income, including certain utility riders.

(1) Includes the impact of variances in weather-normalized sales volumes on utility margins, changes in interest expense, and other miscellaneous items
(2) Driven by an increase in natural gas distribution costs at Peoples Gas
(3) Driven by a net decrease in employee benefit costs

Integrys Energy Group, Inc.
Key Variances in Non-GAAP Adjusted Earnings - By Segment (in Millions)
Nine Months Ended September 30, 2014

Reporting Segment	Year to Date 2013 Adjusted Earnings / Loss	Weather, Net of Decoupling	Decoupling Reserve Reversal (2)	Utility Rate Impacts / Other Nonregulated Margins		Operating Expense Impacts		Tax Impacts / Other (1)	Year to Date 2014 Adjusted Earnings / Loss
Natural Gas Utility	$71.8	$7.6	$(9.9)	$19.4		$(40.6)	(3)	$10.8	$59.1
Electric Utility	92.6	1.4	—	21.2	(4)	(14.5)	(5)	(7.7)	93.0
Electric Transmission Investment	40.7	—	—	—		—		0.5	41.7
Integrys Energy Services	10.2	(0.6)	—	6.9		(4.4)		(4.2)	7.9
Holding Company and Other	(11.9)	—	—	2.8		0.1		(7.7)	(16.3)
Total	$203.4	$8.4	$(9.9)	$50.3		$(59.4)		$(8.3)	$185.4

Note: All amounts are shown net of tax. Certain variances have been adjusted to exclude amounts that have no impact on net income, including certain utility riders.

(1) Includes the impact of variances in weather-normalized sales volumes on utility margins, changes in interest expense, and other miscellaneous items
(2) In the first quarter of 2013, Peoples Gas and North Shore Gas reversed reserves that had been recorded in 2012 against decoupling amounts
(3) Driven by an increase in natural gas distribution costs at Peoples Gas as well as an increase in depreciation and amortization expense
(4) Includes the impact of the purchase of the Fox Energy Center
(5) Driven by increased maintenance costs at Wisconsin Public Service's Pulliam generation plant, Fox Energy Center, and Weston generation plant

Integrys Energy Group, Inc.

Diluted Earnings Per Share Guidance Information

	Potential 2014
Diluted EPS Guidance	Low Scenario	High Scenario

Regulated natural gas utility segment	$1.25	$1.30

Regulated electric utility segment	2.01	2.05

Electric transmission investment segment	0.69	0.70

Integrys Energy Services	(0.07)	(0.07)

Holding company and other segment	(0.39)	(0.33)

Integrys Energy Group Consolidated Diluted EPS (1)	$3.52	$3.62
Average Shares of Common Stock – Diluted (in millions)	80.6	80.6

Information on Special Items:
Diluted EPS guidance is adjusted for special items and their financial impact on the diluted EPS guidance for 2014.

Integrys Energy Group Consolidated Diluted EPS	$3.52	$3.62
Special Items (net of taxes)

Gain on sale of Upper Peninsula Power	(0.64)	(0.64)
Discontinued operations
Integrys Energy Services	(0.15)	(0.15)
Loss on sale of Integrys Energy Services (2)	0.22	0.22
Holding company and other segment	(0.01)	(0.01)
Merger transaction costs	0.09	0.09
Gain on abandonment of Winnebago Energy Center	(0.03)	(0.03)

Integrys Energy Group Consolidated Diluted EPS – Adjusted	$3.00	$3.10
Average Shares of Common Stock – Diluted (in millions)	80.6	80.6

Note: Assumes normal weather conditions for the rest of the year

(1) Note that the consolidated guidance is slightly narrower than the sum of the segments.
(2) The amount of the loss included in this schedule is based on values associated with forward energy prices at September 30, 2014, and will change based on values at the closing date. In accordance with GAAP, commodity contracts that do not meet the definition of a derivative were not reflected on the balance sheet.

Integrys Energy Group, Inc.

2014 Diluted EPS – Adjusted Guidance Comparison

	Guidance Presented		Guidance Presented
	November 5, 2014		August 7, 2014				Variance
	2014 (1)		2014				2014
Diluted EPS Guidance	Low	High	Low		High		Low	High

Regulated Natural Gas Utility Segment	$1.25	$1.30	$1.34		$1.40		$(0.09)	(0.10)
Regulated Electric Utility Segment	2.01	2.05	1.37		1.43		0.64	0.62
Electric Transmission Investment Segment	0.69	0.70	0.69		0.69		—	0.01
Integrys Energy Services	(0.07)	(0.07)	0.10		0.12		(0.17)	(0.19)
Holding Company and Other Segment	(0.39)	(0.33)	0.27		0.27		(0.66)	(0.60)

Integrys Energy Group Consolidated Diluted EPS	$3.52	$3.62	$3.77		$3.91		$(0.25)	(0.29)
Average Shares of Common Stock – Diluted (in millions)	80.6	80.6	80.7		80.7		(0.1)	(0.1)

Information on Special Items:
Diluted EPS guidance is adjusted for special items and their financial impact on the diluted EPS guidance for 2014.

Integrys Energy Group Consolidated Diluted EPS	$3.52	$3.62	$3.77		$3.91		$(0.25)	$(0.29)

Special Items (net of taxes)

Gain on sale of Upper Peninsula Power	(0.64)	(0.64)	(0.60)		(0.60)		(0.04)	(0.04)
Discontinued operations
Integrys Energy Services	(0.15)	(0.15)	0.08	(2)	0.08	(2)	(0.23)	(0.23)
Loss on sale of Integrys Energy Services (3)	0.22	0.22	—		—		0.22	0.22
Holding company and other segment	(0.01)	(0.01)	—		—		(0.01)	(0.01)
Merger transaction costs	0.09	0.09	0.08		0.08		0.01	0.01
Gain on abandonment of Winnebago Energy Center	(0.03)	(0.03)	—		—		(0.03)	(0.03)

Integrys Energy Group Consolidated Diluted EPS – Adjusted	$3.00	$3.10	$3.33		$3.47		$(0.33)	$(0.37)
Average Shares of Common Stock – Diluted (in millions)	80.6	80.6	80.7		80.7		(0.1)	(0.1)

Note: Assumes normal weather conditions for the rest of the year

(1) Note that the consolidated guidance is slightly narrower than the sum of the segments.
(2) Represents the goodwill impairment loss that will be reported as part of discontinued operations following the sale of Integrys Energy Services' retail energy business. .
(3) The amount of the loss included in this schedule is based on values associated with forward energy prices at September 30, 2014, and will change based on values at the closing date. In accordance with GAAP, commodity contracts that do not meet the definition of a derivative were not reflected on the balance sheet.

Integrys Energy Group, Inc.

2014 Diluted EPS – Adjusted Guidance Comparison by Segment

	Guidance Presented		Guidance Presented
	November 5, 2014		August 7, 2014		Variance
	2014 *		2014		2014
Diluted EPS Guidance – Adjusted	Low	High	Low	High	Low	High

Regulated Natural Gas Utility Segment	$1.25	$1.30	$1.34	$1.40	$(0.09)	(0.10)
Regulated Electric Utility Segment	1.37	1.41	1.37	1.43	—	(0.02)
Electric Transmission Investment Segment	0.69	0.70	0.69	0.69	—	0.01
Integrys Energy Services	—	—	0.18	0.20	(0.18)	(0.20)
Holding Company and Other Segment	(0.34)	(0.28)	(0.25)	(0.25)	(0.09)	(0.03)

Integrys Energy Group Consolidated Diluted EPS – Adjusted	$3.00	$3.10	$3.33	$3.47	$(0.33)	(0.37)
Average Shares of Common Stock – Diluted (in millions)	80.6	80.6	80.7	80.7	(0.1)	(0.1)

Note: Assumes normal weather conditions for the rest of the year

* Note that the consolidated guidance is slightly narrower than the sum of the segments.

Integrys Energy Group, Inc.
Supplemental Quarterly Financial Highlights
(Millions, except per share amounts)
	2013					2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year Ended	1st Qtr	2nd Qtr	3rd Qtr	Year-to-Date
Regulated Natural Gas Utility Segment
Revenues	$793.9	$369.9	$257.2	$684.0	$2,105.0	$1,272.0	$496.3	$286.4	$2,054.7
year-over-year change	19.3%	45.8%	16.9%	28.4%	25.9%	60.2%	34.2%	11.4%	44.6%
Purchased natural gas costs	424.1	167.5	93.8	360.8	1,046.2	830.4	273.2	115.0	1,218.6
Margins	$369.8	$202.4	$163.4	$323.2	$1,058.8	$441.6	$223.1	$171.4	$836.1
year-over-year change	15.9%	25.7%	10.3%	20.3%	18.0%	19.4%	10.2%	4.9%	13.7%
margins/revenues	46.6%	54.7%	63.5%	47.3%	50.3%	34.7%	45.0%	59.8%	40.7%
Operating and maintenance expense	162.1	147.9	144.9	177.8	632.7	215.4	181.4	160.6	557.4
Depreciation and amortization expense	32.2	32.3	35.6	35.9	136.0	36.4	36.9	37.3	110.6
Taxes other than income taxes	9.9	9.5	9.6	9.2	38.2	10.8	9.0	11.0	30.8
Operating income (loss)	165.6	12.7	(26.7)	100.3	251.9	179.0	(4.2)	(37.5)	137.3
year-over-year change	16.6%	N/M*	93.5%	23.5%	24.6%	8.1%	N/M*	40.4%	(9.4)%
Net income (loss) attributed to common shareholders	$89.7	$1.5	$(19.6)	$51.8	$123.4	$99.1	$(10.6)	$(29.6)	$58.9
Total throughput in therms	1,695.6	711.9	454.4	1,313.8	4,175.7	2,006.8	698.0	465.9	3,170.7
year-over-year change	23.6%	18.3%	(1.7)%	16.1%	17.0%	18.4%	(2.0)%	2.5%	10.8%
Retail throughput in therms
Residential	775.9	243.0	89.2	555.5	1,663.6	927.2	222.4	89.3	1,238.9
Commercial and industrial	236.8	78.9	43.2	175.9	534.8	301.4	76.9	39.7	418.0
Other	20.0	10.8	14.6	28.6	74.0	23.9	9.7	9.3	42.9
Total retail throughput in therms	1,032.7	332.7	147.0	760.0	2,272.4	1,252.5	309.0	138.3	1,699.8
Transport throughput in therms
Residential	111.3	39.1	16.4	85.9	252.7	135.4	37.4	18.2	191.0
Commercial and industrial	551.6	340.1	291.0	467.9	1,650.6	618.9	351.6	309.4	1,279.9
Total transport throughput in therms	662.9	379.2	307.4	553.8	1,903.3	754.3	389.0	327.6	1,470.9

Regulated Electric Utility Segment
Revenues	$331.8	$327.0	$354.0	$319.3	$1,332.1	$349.2	$312.6	$342.5	$1,004.3
year-over-year change	8.1%	4.9%	(3.5)%	2.4%	2.7%	5.2%	(4.4)%	(3.2)%	(0.8)%
Fuel and purchased power costs	143.2	131.3	133.6	128.8	536.9	136.7	112.8	117.4	366.9
Margins	$188.6	$195.7	$220.4	$190.5	$795.2	$212.5	$199.8	$225.1	$637.4
year-over-year change	5.1%	11.0%	7.0%	9.7%	8.1%	12.7%	2.1%	2.1%	5.4%
margins/revenues	56.8%	59.8%	62.3%	59.7%	59.7%	60.9%	63.9%	65.7%	63.5%
Operating and maintenance expense	101.4	111.5	110.6	116.7	440.2	116.0	122.6	104.5	343.1
Depreciation and amortization expense	21.5	25.8	25.7	25.6	98.6	25.6	26.3	26.0	77.9
Taxes other than income taxes	12.8	12.1	12.1	12.1	49.1	12.8	12.8	10.9	36.5
Gain on sale of UPPCO, net of transaction costs	—	—	—	—	—	—	0.9	(86.3)	(85.4)
Operating income	52.9	46.3	72.0	36.1	207.3	58.1	37.2	170.0	265.3
year-over-year change	19.4%	8.4%	(4.4)%	17.2%	7.4%	9.8%	(19.7)%	136.1%	55.0%
Net income attributed to common shareholders	$28.6	$23.7	$40.3	$18.3	$110.9	$31.1	$16.6	$96.5	$144.2
Sales in kilowatt-hours	3,953.1	3,942.1	4,181.0	3,924.9	16,001.1	3,671.6	3,506.2	3,743.3	10,921.1
year-over-year change	4.1%	(0.2)%	(9.9)%	(0.5)%	(2.0)%	(7.1)%	(11.1)%	(10.5)%	(9.6)%
Residential	823.8	692.6	837.8	778.1	3,132.3	898.3	687.2	750.9	2,336.4
Commercial and industrial	2,072.0	2,103.7	2,242.8	2,085.5	8,504.0	2,077.9	2,089.7	2,145.2	6,312.8
Wholesale	1,046.6	1,138.1	1,092.4	1,050.1	4,327.2	684.8	721.7	839.5	2,246.0
Other	10.7	7.7	8.0	11.2	37.6	10.6	7.6	7.7	25.9

Electric Transmission Investment Segment
American Transmission Company (ATC)
Equity contributions to ATC	$1.7	$5.1	$3.4	$3.5	$13.7	$5.1	$5.1	$3.4	$13.6
After-tax equity earnings recognized from ATC investment	13.4	13.6	13.7	13.2	53.9	13.7	13.8	14.2	41.7

Notes:
* Not meaningful

Integrys Energy Group, Inc.
Supplemental Quarterly Financial Highlights
(Millions, except Integrys Energy Services' sales volumes)
	2013								2014
	1st Qtr	2nd Qtr		3rd Qtr		4th Qtr		Year Ended	1st Qtr		2nd Qtr		3rd Qtr		Year-to-Date
Nonregulated Segment - Integrys Energy Services
Revenues	$545.7	$412.9		$513.0		$695.9		$2,167.5	$1,292.2		$600.4		$537.4		$2,430.0
Cost of sales	430.7	443.7		469.3		567.1		1,910.8	1,234.8		556.8		491.7		2,283.3
Margins	$115.0	$(30.8)		$43.7		$128.8		$256.7	$57.4		$43.6		$45.7		$146.7

Margin Detail:
Electric and renewable energy asset margins	89.6	(33.2)		38.3		107.4		202.1	29.7	(1)	35.4	(1)	38.1	(1)	103.2
Natural gas margins	25.4	2.4	(2)	5.4	(2)	21.4	(2)	54.6	27.7	(2)	8.2	(2)	7.6	(2)	43.5
Margins	115.0	(30.8)		43.7		128.8		256.7	57.4		43.6		45.7		146.7
Retail Electric Realized Unit Margins	$5.53	$5.50		$2.53		$4.43		$4.34	$1.54		$4.94		$5.48		$3.92
Retail Natural Gas Realized Unit Margins	$0.37	$0.16		$0.17		$0.26		$0.25	$0.31		$0.19		$0.14		$0.24

Operating and maintenance expense	32.8	30.1		27.5		32.0		122.4	36.4		32.2		26.0		94.6
Depreciation and amortization expense	2.7	2.8		2.9		3.0		11.4	2.9		3.0		3.1		9.0
Taxes other than income taxes	1.0	1.0		0.6		0.7		3.3	1.2		1.5		2.3		5.0
Goodwill impairment loss	—	—		—		—		—	—		6.7		—		6.7
Transaction costs related to sale of IES's retail energy business	—	—		—		—		—	—		0.8		0.9		1.7
Gain on abandonment of IES's Winnebago Energy Center	—	—		—		—		—	—		—		(4.1)		(4.1)
Operating income (loss)	78.5	(64.7)		12.7		93.1		119.6	16.9		(0.6)		17.5		33.8

Discontinued operations, net of tax	0.1	(0.7)		(0.6)		0.1		(1.1)	(0.1)		(0.1)		1.1		0.9

Net income (loss) attributed to common shareholders	$51.4	$(41.8)		$11.7		$57.0		$78.3	$10.8		$(2.1)		$12.2		$20.9
Physically settled volumes
Retail electric sales volumes in million kilowatt-hours	4,318.2	4,838.1		6,291.0		5,887.1		21,334.4	6,356.9		5,748.7		5,946.3		18,051.9
Wholesale assets and distributed solar electric sales volumes in million kilowatt-hours	18.0	15.7		17.4		12.9		64.0	14.1		17.8		14.6		46.5
Retail natural gas sales volumes in billion cubic feet	50.7	37.1		34.8		61.0		183.6	87.6		44.6		38.0		170.2

Nonregulated Segment - Holding Company and Other
Net income (loss) attributed to common shareholders	$4.4	$(2.4)		$(8.0)		$(8.7)		$(14.7)	$(2.3)		$(10.5)		$(10.0)		$(22.8)

Notes:
(1)  These amounts include negative margins of $0.4 million, $0.2 million, and $0.2 million for the first, second, and third quarters of 2014, respectively, related to purchase accounting adjustments resulting from acquisitions.

(2)  These amounts include negative margins of $1.3 million, $1.3 million, and $2.0 million for the second, third, and fourth quarters of 2013, respectively, and $2.6 million, $1.5 million, and $1.0 million for the first, second, and third quarters of 2014, respectively, related to purchase accounting adjustments resulting from acquisitions.

Integrys Energy Group, Inc.
Supplemental Quarterly Financial Highlights
	2013					2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year Ended	1st Qtr	2nd Qtr	3rd Qtr	Year-to-Date
Weather information:
Heating and Cooling Degree Days - WPS
Heating Degree Days - Actual	3,803	1,107	216	2,925	8,051	4,515	1,020	243	5,778
period-over-period change	32.8%	48.0%	(14.3)%	17.4%	26.7%	18.7%	(7.9)%	12.5%	12.7%
compared with normal	4.4%	13.2%	—%	11.9%	8.0%	23.8%	4.6%	15.7%	19.6%
Heating Degree Days - Normal	3,643	978	216	2,615	7,452	3,646	975	210	4,831
Cooling Degree Days - Actual	—	131	396	2	529	—	109	224	333
period-over-period change	(100.0)%	(50.4)%	(23.0)%	N/M *	(33.0)%	N/M *	(16.8)%	(43.4)%	(36.8)%
compared with normal	(100.0)%	(3.7)%	9.7%	(60.0)%	5.2%	(100.0)%	(22.1)%	(38.5)%	(34.1)%
Cooling Degree Days - Normal	1	136	361	5	503	1	140	364	505

Heating and Cooling Degree Days - UPPCO
Heating Degree Days - Actual	4,087	1,629	473	3,307	9,496	4,884	1,514	241	6,639
period-over-period change	24.5%	37.8%	9.0%	16.0%	22.5%	19.5%	(7.1)%	(49.0)%	7.3%
compared with normal	3.0%	16.4%	17.1%	14.2%	9.6%	23.0%	8.5%	(39.4)%	15.2%
Heating Degree Days - Normal	3,967	1,399	404	2,895	8,665	3,972	1,395	398	5,765
Cooling Degree Days - Actual	—	36	194	—	230	—	54	68	122
period-over-period change	N/M *	(63.6)%	(17.8)%	N/M *	(31.3)%	N/M *	50.0%	(64.9)%	(47.0)%
compared with normal	N/M *	(34.5)%	10.2%	(100.0)%	(0.9)%	N/M *	(5.3)%	(62.4)%	(48.7)%
Cooling Degree Days - Normal	—	55	176	1	232	—	57	181	238

Heating Degree Days - MGU
Heating Degree Days - Actual	3,150	788	154	2,372	6,464	3,915	804	204	4,923
period-over-period change	27.4%	19.6%	(13.5)%	15.1%	20.4%	24.3%	2.0%	32.5%	20.3%
compared with normal	3.2%	4.6%	18.5%	10.6%	6.4%	26.3%	5.5%	60.6%	23.4%
Heating Degree Days - Normal	3,051	753	130	2,144	6,078	3,099	762	127	3,988

Heating Degree Days - MERC
Heating Degree Days - Actual	4,081	1,220	174	3,290	8,765	4,701	1,070	240	6,011
period-over-period change	32.4%	68.7%	(23.0)%	17.4%	28.3%	15.2%	(12.3)%	37.9%	9.8%
compared with normal	3.8%	27.0%	(29.8)%	13.4%	9.0%	19.7%	10.9%	2.1%	17.3%
Heating Degree Days - Normal	3,931	961	248	2,900	8,040	3,926	965	235	5,126

Heating Degree Days - PGL and NSG
Heating Degree Days - Actual	3,247	802	78	2,446	6,573	3,870	696	119	4,685
period-over-period change	36.5%	51.3%	(29.7)%	21.0%	30.4%	19.2%	(13.2)%	52.6%	13.5%
compared with normal	4.9%	13.6%	(9.3)%	14.1%	9.0%	25.1%	(3.1)%	43.4%	20.3%
Heating Degree Days - Normal	3,095	706	86	2,144	6,031	3,093	718	83	3,894

Notes:
* Not meaningful

Integrys Energy Group, Inc.
Supplemental Quarterly Financial Highlights
(Millions, except Integrys Energy Services' sales volumes)

Other Information:
Capital Expenditures	2013					2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year Ended	1st Qtr	2nd Qtr	3rd Qtr	Year-to-Date
Regulated utility expenditures	$525.7	$139.9	$154.6	$164.8	$985.0	$123.9	$151.8	$220.7	$496.4
Integrys Energy Services	3.4	0.8	4.6	7.0	15.8	7.5	6.9	3.8	18.2
Other	9.5	12.4	15.4	22.7	60.0	28.2	30.3	18.4	76.9
Total Capital Expenditures	$538.6	$153.1	$174.6	$194.5	$1,060.8	$159.6	$189.0	$242.9	$591.5

Nonregulated Segment - Integrys Energy Services	Forward Contracted Volumes at 09/30/13			Forward Contracted Volumes at 09/30/14
By Rolling Twelve Months	10/01/13 - 09/30/14	10/01/14 - 09/30/15	Post 09/30/15	10/01/14 - 09/30/15	10/01/15 - 09/30/16	Post 09/30/16
Retail natural gas sales volumes - billion cubic feet	158.3	65.5	19.5	171.2	62.8	20.3
Retail electric sales volumes - million kilowatt-hours	16,531	5,638	3,046	12,575	8,469	3,704

By Calendar Year	10/01/13 - 12/31/13	01/01/14 - 12/31/14	Post 12/31/14	10/01/14 - 12/31/14	01/01/15 - 12/31/15	Post 12/31/15
Retail natural gas sales volumes - billion cubic feet	51.2	131.3	60.8	58.5	136.0	59.8
Retail electric sales volumes - million kilowatt-hours	5,450	13,235	6,530	5,020	12,825	6,903
	These tables represent estimated physical sales volumes related to contracts for natural gas and electric power for delivery or settlement in future periods.

Nonregulated Segment - Integrys Energy Services	Wholesale Counterparty Credit Exposure at 09/30/13				Wholesale Counterparty Credit Exposure at 09/30/14
Counterparty Rating	Total	< 1 Year	1 to 3 Years	> 3 Years	Total	< 1 Year	1 to 3 Years	> 3 Years
Investment grade - regulated utilities	$2.3	$1.3	$1.0	$—	$6.5	$5.3	$1.2	$—
Investment grade - other	7.8	6.1	1.8	(0.1)	33.9	25.6	8.3	—
Non-investment grade - regulated utilities	—	—	—	—	—	—	—	—
Non-investment grade - other	0.5	0.6	(0.1)	—	5.6	2.4	3.1	0.1
Non-rated - regulated utilities	0.1	0.1	—	—	0.2	0.2	—	—
Non-rated - other	6.2	4.8	1.4	—	4.1	3.7	1.0	(0.6)
Total Exposure	$16.9	$12.9	$4.1	$(0.1)	$50.3	$37.2	$13.6	$(0.5)

The investment and non-investment grade categories are determined by publicly available credit ratings of the counterparty or the rating of any guarantor, whichever is higher.  Investment grade counterparties are those with a senior unsecured Moody's rating of Baa3 or above or a Standard & Poor's rating of BBB- or above.  Exposure considers netting of accounts receivable and accounts payable where netting agreements are in place, as well as net mark-to-market exposure.